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                                                                      EXHIBIT 5


              {ALLEN MATKINS LECK GAMBLE & MALLORY LLP LETTERHEAD}


September 1, 2000

Board of Directors
NQL Inc.
2722 South Fairview Street
Santa Ana, California  92704

         Re: Post-Effective Amendment No. 1 to Registration Statement
             No. 333-35882 filed by NQL Inc., a Delaware corporation to adopt the Form S-3 Registration Statement previously filed by Alpha Microsystems, a California corporation with respect to the registration of 2,836,354 shares of Common Stock
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Gentlemen:

         In connection with NQL Inc. becoming the successor issuer to Alpha Microsystems pursuant to a reincorporation merger that became effective today, we have examined Post-Effective Amendment No. 1 filed by NQL Inc. on September 1, 2000 (the "Post-Effective Amendment") to adopt pursuant to Rule 414 of the Securities Act of 1933, as amended (the "Act") the Form S-3 Registration Statement ("Registration Statement") previously filed by Alpha Microsystems in connection with the registration under the Act of 2,836,354 shares of Common Stock (the "Common Stock") to be sold by certain selling stockholders of Alpha Microsystems, the predecessor issuer to NQL Inc. The Common Stock, to the extent such selling stockholders have not previously sold shares under the Registration Statement filed by Alpha Microsystems, is to be sold by the selling stockholders as described in the Registration Statement. As your counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by such selling stockholders in connection with the sale and issuance of the Common Stock.

         It is our opinion that, upon conclusion of proceedings to be taken prior to any selling stockholder selling Common Stock of NQL Inc. pursuant to the Post-Effective Amendment and the Registration Statement and in accordance with the securities laws of the various states where required, the Common Stock, when sold in the manner described in the Post-Effective Amendment and the Registration Statement, will be legally issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Post-Effective Amendment, and further consent to the use of our name wherever appearing in the Post-Effective Amendment, including any amendment thereto.


                                     Very truly yours,


                                     /s/ ALLEN MATKINS LECK GAMBLE & MALLORY LLP